UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2020

LEGACY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38296	81-3674868
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1308 Race Street, Suite 200

Cincinnati OH 45202

(Address of principal executive offices, including zip code)

(513) 618-7161

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one Warrant to purchase one-half of one share of Class A common stock	LGC.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	LGC	New York Stock Exchange
Warrants, exercisable for one-half of one share of Class A common stock for $5.75 per half share, or $11.50 per whole share	LGC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Business Combination Agreement

On September 18, 2020, Legacy Acquisition Corp., a Delaware corporation (“Legacy” or the “Company”), and Onyx Enterprises Int’l, Corp., a New Jersey corporation (“Onyx”), entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among Legacy, Excel Merger Sub I, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Legacy and directly owned subsidiary of Merger Sub 2 (“Merger Sub 1”), Excel Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Legacy (“Merger Sub 2”), Onyx, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the stockholder representative pursuant to the terms of Section 11.16 of the Business Combination Agreement (the “Stockholder Representative”).

As contemplated by the Business Combination Agreement, Legacy will acquire Onyx pursuant to a two-step merger, whereby (i) Merger Sub 1 will merge with and into Onyx (the “First Merger”), whereupon the consummation of the First Merger, Merger Sub 1 will cease to exist, and Onyx will become a subsidiary of Merger Sub 2 and an indirect subsidiary of Legacy, and (ii) promptly following the First Merger, Onyx, as the surviving company of the First Merger, will merge with and into Merger Sub 2 (the “Second Merger”), whereupon the consummation of the Second Merger, Merger Sub 2 will be the surviving company and Onyx will cease to exist, and Merger Sub 2 will be a direct, wholly owned subsidiary of Legacy (the “Second Merger” and, together with the First Merger, the “Mergers”). The transactions contemplated by the Business Combination Agreement are referred to as the “Business Combination.” Upon the consummation of the Business Combination, Legacy will change its name to PARTS iD, Inc. and its shares of Class A common stock, par value $0.0001 per share (“Class A common stock”) are expected to trade on the New York Stock Exchange (“NYSE”) under the symbol “ID.”

Consideration

Pursuant to the Business Combination Agreement, at the closing, Legacy will pay to the Onyx common stockholders, in the form of shares of Legacy Class A common stock valued at $10.00 per share, an amount equal to the sum of (a) $260,000,000, (b) plus the amount, if any, by which the net working capital of Onyx exceeds a net working capital target, (c) minus the amount, if any, by which the net working capital exceeds the net working capital of Onyx, (d) plus $25,000,000, which represents cash that will be retained by Onyx, (e) minus the amount of indebtedness of Onyx, (f) minus $20,000,000 to be paid to the holders of the outstanding shares of the preferred stock, no par value per share, of Onyx, (g) minus the amount of all of Onyx’s transaction expenses, (h) minus $3,000,000 (the “Adjustment Reserve Amount”), to be held in reserve by Legacy for potential post-closing purchase price adjustments, (i) minus $350,000 for the stockholder representative reserve fund to be used for paying directly, or reimbursing the Stockholder Representative for, any third party expenses pursuant to the Business Combination Agreement and the agreements ancillary thereto, and (j) unless certain claims are resolved prior to closing (as described below), minus $7,500,000 (the “Indemnification Expense Reserve Amount”), to be held in reserve by Legacy for reimbursement of certain potential indemnification expenses that may become payable by Onyx.

The purchase price will be estimated at closing and will be subject to a post-closing reconciliation process. Any unused portion of the Adjustment Reserve Amount following such reconciliation, or any unused portion of the Indemnification Expense Reserve Amount, will be paid to the Onyx common stockholders by issuance of additional shares of Class A common stock in accordance with the terms of the Business Combination Agreement.

Representations, Warranties and Covenants

The parties to the Business Combination Agreement have made customary representations, warranties and covenants in the Agreement, and have each agreed to use commercially reasonable efforts to cause the Business Combination to be consummated.

Conditions to Closing

The closing of the Business Combination is subject to certain conditions, including, among others (i) mailing of the information statement to Legacy’s stockholders at least twenty (20) days prior to the closing, (ii) the appointment of a post-closing board of directors, (iii) approval by the NYSE (or such other national recognized stock exchange on which shares of Legacy’s Class A common stock are listed prior to the closing) to list the post-closing company’s Class A common stock, (iv) the adoption of certain amendments to Legacy’s certificate of incorporation, (v) delivery and execution of certain ancillary agreements, including, without limitation the registration rights agreement described in the Business Combination Agreement, (vi) customary payoff letters from all holders of Closing Indebtedness being provided to Legacy by Onyx and (vii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The conditions in the Business Combination Agreement relating to the required approvals of the Business Combination by Legacy’s stockholders and Onyx’s stockholders have been satisfied as described below under the subheading in this Item 1.01 titled “Company Recommendation; Stockholders’ Written Consent; Information Statement.”

Reimbursement for Stockholder Litigation Indemnification Expenses

The Business Combination Agreement contemplates that in connection with that certain proceeding in the Superior Court of New Jersey, Chancery Division, Monmouth County, Docket No. MON-C-45-18 amongst the existing Onyx stockholders (the “Stockholder Litigation”), shares of Class A common stock of equal value to the Indemnification Expense Reserve Amount will be held in reserve, unless (i) the Stockholder Litigation is settled or resolved by a court prior to the closing of the Business Combination, and (ii) the final amount of the D&O Indemnifiable Matters (as defined below) has either been paid by Onyx prior to closing or is otherwise included in the calculation of the estimated purchase price, whether as net working capital, indebtedness, or Onyx’s transaction expenses. The Indemnification Expense Reserve Amount will be reduced by any amount required (by final settlement or court resolution) to be indemnified by Onyx after the closing of the Business Combination for any acts or omissions of Onyx’s current or former officers, directors, governors, members, partners, or managers in connection with the Stockholder Litigation (the “D&O Indemnifiable Matters”), net of any amounts recovered by Onyx under any insurance policy or other indemnity, contribution or similar payment received with respect to such matter. The reserve amount shall not be available to the Company for any liability other than in connection with the Stockholder Litigation. Any remaining shares of Class A common stock held in reserve will be released, pro rata, to the current holders of Onyx’s common stock on the earlier of (i) the final settlement or court resolution of the Stockholder Litigation or (ii) the second anniversary of the closing of the Business Combination.

Termination

The Business Combination Agreement may be terminated by Legacy or Onyx under certain circumstances, including, among others (i) by mutual written consent of Legacy and Onyx, (ii) by either Legacy or Onyx if closing has not occurred by November 20, 2020 (subject to certain other conditions), (iii) by Onyx, if Legacy’s Class A common stock is delisted from the NYSE (or such other nationally recognized stock exchange on which shares of Legacy’s Class A common stock are then listed) unless there is then-pending (or already accepted) an application to list the Class A common stock on another nationally recognized exchange, (iv) by either Legacy or Onyx, if any closing condition becomes incapable of fulfillment by November 20, 2020, unless such condition has been waived by the other party, and (v) by Legacy if any stockholder of Onyx (x) exercises dissenters’ rights in accordance with Section 1.7 of the Business Combination Agreement, or (y) initiates or threatens a proceeding that if decided adversely to Legacy or Onyx, would reasonably be expected to have a material adverse effect (as defined in the Business Combination Agreement).

Company Recommendation; Stockholders’ Written Consent; Information Statement

The Board of Directors of Legacy (the “Board”) has (i) authorized the execution and delivery of the Business Combination Agreement, (ii) declared that the Business Combination and the other transactions contemplated by the Business Combination Agreement are advisable and in the best interests of Legacy and its stockholders and in accordance with the Delaware General Corporation Law, (iii) directed that the Business Combination and the other transactions contemplated by the Business Combination Agreement be submitted for consideration by Legacy’s stockholders and (iv) subject to the Business Combination Agreement, recommended that the stockholders of Legacy approve the transactions contemplated by the Business Combination Agreement in accordance with the terms of the Business Combination Agreement.

Pursuant to the Business Combination Agreement, on September 18, 2020, that certain stockholder of Legacy holding in the aggregate at least a majority of the outstanding shares of Legacy’s Class F common stock, par value $0.0001 per share (“Class F common stock”), and Class A common stock (together with the Class F common stock, the “common stock”), executed and delivered to Legacy an irrevocable written consent (the “Stockholders’ Written Consent”) approving the Business Combination Agreement and the transactions contemplated thereby. The Stockholders’ Written Consent became effective at 11:59 p.m., New York City time, on September 18, 2020. The Stockholders’ Written Consent is sufficient to satisfy the stockholder approval requirement for the Business Combination and the other transactions contemplated by the Business Combination Agreement under Legacy’s organizational documents and applicable law.

Legacy intends to prepare and file with the Securities and Exchange Commission (the “SEC”) an information statement (including any amendments or supplements thereto, the “Information Statement”) containing the information specified in Schedule 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), concerning the Stockholders’ Written Consent, the Business Combination and the other transactions contemplated by the Business Combination Agreement. The Information Statement will be sent to the holders of record of Legacy Class A common stock as of September 30, 2020.

Pursuant to the Business Combination Agreement, on September 18, 2020, the holders of at least a majority of each class of capital stock of Onyx executed and delivered to Onyx a written consent (the “Onyx Stockholders’ Written Consent”) approving the Business Combination Agreement and the transactions contemplated thereby. The Onyx Stockholders’ Written Consent became effective on September 18, 2020. The Onyx Stockholders’ Written Consent is sufficient to satisfy the stockholder approval requirement for the Business Combination and the other transactions contemplated by the Business Combination Agreement under Onyx’s organizational documents and applicable law.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, Legacy Acquisition Sponsor I LLC, a Delaware limited liability company (the “Sponsor”), Legacy and the Stockholder Representative, entered into a sponsor support agreement (the “Sponsor Support Agreement”). Pursuant to the Sponsor Support Agreement, the Sponsor agreed to, immediately prior to the closing, (i) assign and transfer to the Company for cancellation 3,000,000 shares of Class F common stock (the “Forfeited Shares”) and (ii) assign and transfer to the Company for cancellation 14,587,770 of its private placement warrants to purchase shares of Class A common stock (the “Equity Reduction Warrants”), which excludes 2,912,230 warrants that are currently allocated to and beneficially owned by certain institutional investors of the Sponsor. The Forfeited Shares and the Equity Reduction Warrants are each being forfeited as partial consideration for the Sponsor Deferred Shares (as defined below).

The Sponsor further agreed that (i) if the amount of funds available in the trust fund established by Legacy for the benefit of its public stockholders (the “Trust Fund”), after giving effect to the exercise of redemption rights by the redeeming stockholders of Legacy, is less than $54,000,000, then immediately prior to the closing of the Business Combination, the Sponsor shall surrender and forfeit up to a maximum of 3,250,000 shares of Class F common stock (the “Equity Reduction Shares”), pursuant to a calculation described in the Sponsor Support Agreement and (ii) that if, and to the extent, that Legacy pays its transaction expenses from the Trust Fund in excess of $16,400,000, then the Sponsor shall surrender and forfeit to Legacy up to a maximum of 3,250,000 shares of Class F common stock (the “Expense Reduction Shares”), pursuant to a calculation described in the Sponsor Support Agreement. In no event shall the sum of the Expense Reduction Shares and the Equity Reduction Shares exceed 3,250,000 shares of Class F common stock.

The Sponsor will have the ability to earn back up to 50% of the sum of the number of Equity Reduction Shares and the number of Expense Reduction Shares based on the average trading share price of Legacy’s Class A common stock over a 730 calendar day period immediately following closing (the “Sponsor Deferred Shares”).

Stockholder Support Agreements

Concurrently with the execution of the Business Combination Agreement, Legacy entered into a Stockholder Support Agreement with each of Onyx’s stockholders (collectively, the “Stockholder Support Agreements”). Pursuant to the Stockholder Support Agreements, the Onyx stockholders agreed not to transfer any of their shares of capital stock in Onyx (the “Seller Shares”), until the earlier of the consummation of the First Merger, the termination of the Business Combination Agreement, or the termination of the Stockholder Support Agreements. The Onyx stockholders further agreed to, among other things, (i) vote their Seller Shares (x) to approve the Business Combination Agreement, the Business Combination and any other transactions contemplated thereby, and (y) against any merger or other business combination transaction (other than the Business Combination) that would reasonably be expected to prevent or otherwise adversely affect the Business Combination and any other transactions contemplated thereby, (ii) appoint Legacy as its proxy and attorney-in-fact, with full power of substitution and re-substitution, to vote the Seller Shares in favor of the Business Combination, (iii) waive any dissenters rights to which the Onyx stockholders may have pursuant to the New Jersey Business Corporation Act, (iv) abstain from joining or commencing any action against any parties to the Business Combination Agreement, and (v) release all parties to the Business Combination Agreement from any and all claims, as well as waive or relinquish rights to claims against the parties to the Business Combination Agreement that the Onyx stockholders or any of their affiliates may have had in the past, may now have or may have in the future, subject to certain exceptions, as described therein, including without limitation, any rights related to the Stockholder Litigation.

Lock-up Agreements

Concurrently with the execution of the Business Combination Agreement, the Sponsor and Legacy entered into the Amended and Restated Lock-up Agreement (the “Sponsor Lock-up Agreement”). Pursuant to the Sponsor Lock-up Agreement, the Sponsor agreed not to sell, or otherwise transfer its rights to, its shares of common stock of Legacy, during the period commencing on the closing date and ending upon the earlier of (i) the first anniversary of the closing date, (ii) the date, following the 180th day after the closing date, on which the volume weighted average per share price (“VWAP”) on the NYSE of the Class A common stock of Legacy equals or exceeds $15.00 per share for any 20 day period (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), (iii) the date, following the 270th day after the closing date, on which the VWAP of the Class A common stock of Legacy equals or exceeds $13.00 per share for any 20 day period (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), or (iv) Legacy’s completion of a liquidation, merger, stock exchange or other similar transaction that results in all of Legacy’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.

The shares of Class A common stock to be received by the Onyx common stockholders will be subject to the same restrictions under the Business Combination Agreement and the registration rights agreement referred to in the Business Combination Agreement, to be entered into at closing of the Business Combination.

Warrant Holder Support Agreements

Concurrently with the execution of the Business Combination Agreement, Legacy entered into warrant holder support agreements (the “Warrant Holder Support Agreements”) with the holders of 19,506,220 (or approximately 65.02%) of Legacy’s public warrants. Pursuant to the Warrant Holder Support Agreements, such holders have agreed to vote in favor the proposed amendments (the “Warrant Amendments”) to the Warrant Agreement between Legacy and Continental Stock Transfer & Trust Company, dated as of November 16, 2017 (the “Warrant Agreement”) as contemplated by the Business Combination Agreement. The Warrant Amendments will provide, among other things, that each outstanding public warrant and 2,912,230 outstanding warrants issued to the Sponsor in the private placement that closed simultaneously with Legacy’s initial public offering but which are beneficially owned by certain institutional investors of Sponsor shall no longer be exercisable to purchase one-half share of Legacy Class A common stock for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the closing of the Business Combination, the aggregate gross cash in the trust fund, plus the aggregate gross proceeds received by Legacy pursuant to any financing is at least equal to $60,000,000, $0.35 in cash and 0.065 of a share of Class A common stock of Legacy, (ii) if, at the closing of the Business Combination, the aggregate gross cash in the trust fund, plus the aggregate gross proceeds received by Legacy pursuant to any financing is less than $60,000,000, but at least equal to $44,000,000, $0.25 in cash and 0.075 of a share of Class A common stock of Legacy, or (iii) if, at the closing of the Business Combination, the aggregate gross cash in the trust fund, plus the aggregate gross proceeds received by Legacy pursuant to any financing is less than $44,000,000, $0.18 in cash and 0.082 of a share of Class A common stock of Legacy. As the Warrant Amendments require the approval by holders of at least 65% of Legacy’s public warrants, the Warrant Holder Support Agreements principally assure the vote in favor of the Warrant Amendments and, therefore, Legacy expects that the Warrant Amendments will be approved. In connection with the Warrant Amendments, Legacy’s Sponsor has agreed to forfeit 14,587,770 private placement warrants held by it of record and beneficially owned by it. Certain institutional investors of Sponsor, who are the beneficial owners of the remaining 2,912,230 private placement warrants in the aggregate (which are held of record by the Sponsor), will receive the same consideration as the public warrants; provided, that if such beneficial owners cease to beneficially own any of such private placement warrants for any reason, such private placement warrants shall revert back to the Sponsor and shall be forfeited.

Under the Warrant Holder Support Agreements, the subject warrant holders further agreed to certain covenants and agreements related to the Warrant Amendments, including, without limitation, not to dispose of any of their public warrants subject to the Warrant Holder Support Agreements or any economic interests therein, subject to certain specified exceptions.

The foregoing description of the Business Combination Agreement, the Sponsor Support Agreement, the Stockholder Support Agreements, the Sponsor Lock-up Agreement, and the Warrant Holder Support Agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of the Business Combination Agreement, the Sponsor Support Agreement, the form of Stockholder Support Agreement, the Sponsor Lock-up Agreement and the form of Warrant Holder Support Agreement, copies of which are attached hereto as Exhibit 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, as well as the Warrant Holder Support Agreements for certain of our warrantholders, copies of which are attached hereto as Exhibit 10.5, 10.6 and 10.7, respectively. The documents attached hereto as exhibits are collectively referred to as the “Agreements” and are incorporated herein by reference. The Agreements contain representations, warranties, covenants and other agreements that the respective parties made to each other as of the date of the respective Agreement or as of the date of such agreement or other specific dates as provided therein. The assertions embodied in those representations, warranties, covenants and other agreements were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Agreements. The Agreements have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about Legacy, Onyx or any other party to the Agreements. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Agreements may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Agreements, which subsequent information may or may not be fully reflected in Legacy’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of Legacy’s Class A common stock pursuant to the Business Combination Agreement is incorporated by reference herein. The Class A common stock issuable in connection with the transactions contemplated by the Business Combination Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.07 Submission of Matters to a Vote of Security Holders

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K regarding the approval of the Business Combination by the Stockholders’ Written Consent is incorporated by reference herein.

Important Information about the Information Statement and the Proxy Statement

Legacy will prepare and file with the SEC an Information Statement for its stockholders containing the information with respect to the transaction specified in Schedule 14C promulgated under the Exchange Act and describing the proposed business combination and the other transactions contemplated by the Business Combination Agreement. In addition, in connection with the Warrant Amendments to the Warrant Agreement, Legacy intends to file a preliminary proxy statement with the SEC. Legacy’s security holders and other interested persons are advised to read the applicable information statement or proxy statement and the respective amendments thereto and other relevant materials to be filed in connection with the proposed business combination and Warrant Amendments, respectively, with the SEC, including, when available, a definitive information statement on Schedule 14C and a definitive proxy statement on Schedule 14A and the respective documents incorporated by reference therein, as these materials will contain important information about the business combination and Warrant Amendments, as applicable. When available, the definitive information statement or definitive proxy statement and other relevant materials for the business combination and Warrant Amendments, respectively, will be mailed to the applicable securityholders of Legacy as of a record date to be established for voting on the business combination and Warrant Amendments. Securityholders will also be able to obtain copies of the preliminary information statement or the preliminary proxy statement, or the definitive information statement or the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.

Important Information about the Tender Offer

Pursuant to the Business Combination Agreement, Legacy may consummate its initial business combination with Onyx and conduct redemptions of the issued and outstanding shares of Legacy’s Class A common stock, par value $0.0001 per share (the “Common Shares”) through a cash tender offer, which has not yet commenced. Each description contained herein is not an offer to buy or the solicitation of an offer to sell securities. The solicitation and the offer to buy the Common Shares will be made pursuant to an offer to purchase and related materials that Legacy intends to file with the SEC. At the time the offer is commenced, Legacy will file a tender offer statement on Schedule TO with the SEC.  The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) will contain important information that should be read carefully and considered before any decision is made with respect to the cash tender offer. These materials will be sent free of charge to all security holders of Legacy when available. In addition, all of these materials (and all other materials filed by Legacy with the SEC) will be available at no charge from the SEC through its website at www.sec.gov.  Security holders may also obtain free copies of the documents filed with the SEC by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.  Security holders of Legacy are urged to read the tender offer documents and the other relevant materials when they become available before making any investment decision with respect to the cash tender offer because they will contain important information about the cash tender offer, the business combination transaction and the parties to the Business Combination Agreement.

Participants in the Solicitation

Legacy and its directors and executive officers may be deemed participants in the solicitation of consents from Legacy’s warrantholders with respect to the Warrant Amendments. A list of the names of those directors and executive officers and a description of their interests in Legacy will be contained in Legacy’s definitive proxy statement that will be filed with respect to the Warrant Amendments and in its annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161. Additional information regarding the interests of such participants will be contained in the proxy statement for the Warrant Amendments, when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Legacy’s and Onyx’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “propose,” “plan,” “contemplate,” “may,” “will,” “shall,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “positioned,” “goal,” “conditional” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Legacy’s anticipated name following the closing of the proposed Business Combination, the expectation that shares of the post-acquisition company will trade on the NYSE following closing, the belief regarding Onyx’s ability to capitalize on the shift to online spending, the belief that Onyx’s approach to eCommerce will lead to profitable growth, the belief that the combination of Onyx and Legacy will lead to synergies that will accelerate Onyx’s performance, the anticipated closing consideration for the proposed Business Combination, and the anticipated closing date of the proposed Business Combination.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Legacy’s and Onyx’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement, (2) the outcome of any legal proceedings that may be instituted against Legacy and other transaction parties following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to the inability to satisfy conditions to closing in the Business Combination Agreement; (4) the occurrence of any event, change or other circumstance that could otherwise cause the Business Combination to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed Business Combination; (6) the inability to obtain or maintain the listing of the post-acquisition company’s common stock on the NYSE following the proposed Business Combination; (7) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (8) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of the combined company to operate cohesively as a standalone group, grow and manage growth profitably and retain its key employees; (9) costs related to the proposed Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that Onyx or the combined company may be adversely affected by other economic, business, and/or competitive factors; (12) the aggregate number of Legacy shares requested to be redeemed by Legacy’s stockholders in connection with the proposed Business Combination; (13) disruptions in the economy or business operations of Onyx or its suppliers due to the impact of COVID-19; (14) the outcome of the pending legal proceeding with certain Onyx stockholders; (15) potential audit and other related adjustments to Onyx’s financial statements in connection with the independent Public Company Accounting Oversight Board audit of its annual historical financial statements, as well as potential adjustments to the unaudited non-GAAP interim financial results of Onyx; and (16) other risks and uncertainties indicated from time to time in the information statement relating to the proposed Business Combination, including those under “Risk Factors” therein, and in Legacy’s other filings with the SEC, including the Schedule TO that will be filed with the SEC in connection with the Business Combination. Legacy cautions that the foregoing list of factors is not exclusive. Legacy cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Legacy does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or in accordance with an exemption from registration therefrom.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1*	Business Combination Agreement, dated as of September 18, 2020
10.1	Sponsor Support Agreement, dated as of September 18, 2020
10.2**	Form of Stockholder Support Agreement, dated as of September 18, 2020
10.3	Sponsor Lock-up Agreement, dated as of September 18, 2020
10.4**	Form of Warrant Holder Support Agreement
10.5	Warrant Holder Support Agreement, dated as of September 18, 2020, by and between Lawrence Financial LLC and Legacy Acquisition Corp.
10.6	Warrant Holder Support Agreement, dated as of September 18, 2020, by and between Cedarwood LLC and Legacy Acquisition Corp.
10.7	Warrant Holder Support Agreement, dated as of September 18, 2020, by and between Periscope Capital, Inc. and Legacy Acquisition Corp.

*	Legacy has omitted schedules and similar attachments to the Business Combination Agreement pursuant to Item 601(a)(5) of Regulation S-K.

**	Legacy has omitted certain agreements as exhibits to this Current Report on Form 8-K because each such agreement is substantially identical, except as to the parties thereto and the specific number of securities held by a party thereto. These omitted agreements are identified on a schedule attached to Exhibit 10.2 and Exhibit 10.4, respectively, pursuant to Instruction (2) of the Instructions to Item 601 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY ACQUISITION CORP.

September 22, 2020	By:	/s/ William C. Finn
	Name:	William C. Finn
	Title:	Chief Financial Officer